Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-113892) pertaining to the Beverly Enterprises, Inc. 401(k) SavingsPlus Plan of our report dated June 23, 2005, with respect to the financial statements and schedule of the Beverly Enterprises, Inc. 401(k) SavingsPlus Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Fort Smith, Arkansas
June 23, 2005